To the Board of Directors and Stockholders of Marmion Industries, Inc.

We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-1223241, 333-122015, 333-117397, 333-116297, 333-120572,
333-119455,  333-113241,  333-111960  and  333-100203  on Form S-8 of our report dated March 28, 2005, relating to the financial statements of Marmion Industries Corp., which appear in this Annual Report on Form 10-KSB of Marmion Industries for the year ended December 31, 2004.


/s/ Lopez, Blevins, Bork & Associates, LLP

LOPEZ, BLEVINS, BORK & ASSOCIATES, LLP

Houston, Texas
April 17, 2006